UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 24 and March 26, 2009, the Compensation Committee and the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”) approved the performance award for Daniel R. Lee, the Company’s Chairman of the Board and Chief Executive Officer, for 2009 in lieu of a bonus under Mr. Lee’s employment agreement for 2009. Pursuant to the performance award, Mr. Lee is entitled to earn a bonus equal to 1.25% of the Company’s earnings before interest, taxes, depreciation, and amortization (subject to adjustments contemplated in the Company’s 2005 Equity and Performance Incentive Plan, as amended) (“Adjusted Plan EBITDA”) but not to exceed the lesser of: (i) 175% of his annual base salary; or (ii) the amount determined based on the achievement of specified Adjusted Plan EBITDA targets up to 100% of his annual salary and other leadership and development goals established by the Compensation Committee up to 75% of his annual salary. The performance award was granted under the Company’s 2005 Equity and Performance Incentive Plan, as amended.

The Company contemplates that Mr. Lee’s performance award and the bonus paid thereunder will qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: March 30, 2009	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and Chief Financial Officer